Execution Version

[FORM OF] RESTRICTIVE COVENANT
AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this "Agreement") is entered into as of _______________, by and between HB2 Origination, LLC, a Delaware limited liability company (the "Company"), and _____________ (the "Executive").

W I T N E S S E T H:

WHEREAS, concurrently herewith, the Executive is entering into an employment agreement with the Company (the "Employment Agreement") and will be employed in accordance with terms of the Employment Agreement;

WHEREAS, this Agreement is being executed and delivered by the Executive for the benefit of the Company, and the Company would not be willing to enter into the Employment Agreement unless the Executive enters into this Agreement on the terms and conditions set forth herein;

WHEREAS, the Company is a majority owned subsidiary of Alpine Summit Energy Investors, Inc. ("ASEI"), and ASEI is a wholly owned subsidiary of Alpine Summit Energy Partners, Inc. ("ASEP");

WHEREAS, the Executive (i) has been actively involved in the management of the business of the Company's affiliated entities including but not limited to ASEI, ASEP, and Ironroc Energy Partners, LLC (collectively, the "HB2 Entities") and has thereby acquired significant experience, skill, and confidential and proprietary information relating to the business and operation of the HB2 Entities  and (ii) in the course of Executive's participation in the business of the HB2 Entities, has also developed on behalf of the HB2 Entities significant goodwill that is now a significant part of the value of the HB2 Entities;

WHEREAS, the Company desires to protect in the value of the assets, businesses and goodwill of the HB2 Entities and, accordingly, as a material condition to its willingness to enter into the Employment Agreement, has required that the Executive agree to limit certain activities by the Executive (as contemplated hereby) that would compete with or otherwise harm such assets, businesses or goodwill; and

WHEREAS, as part of the consideration and inducement to the Company to enter into the Employment Agreement and employ the Executive in respect to such assets, businesses and goodwill, the Executive is willing to agree to enter into this Agreement and abide by such restrictions.

NOW, THEREFORE, in consideration of the confidential information of the Company and its affiliates and the substantial benefits to be received by the Executive, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company, intending to be legally bound, hereby confirm and ratify the foregoing recitals and agree as follows:

1. EFFECTIVE DATE. This Agreement shall be effective on and as of the date hereof (the "Effective Date").

2. PROTECTIVE COVENANTS.

(a) The Company's Promise.  On or around the Effective Date and prior to Executive's employment termination date, the Company promises to provide Executive with access to its confidential information.

(b) Acknowledgements and Agreements. Executive hereby acknowledges and agrees that in the performance of Executive's duties on behalf of the Company during Executive's employment with the Company, Executive will be brought into frequent contact with existing and potential customers of the Company. Executive also hereby acknowledges and agrees that trade secrets and confidential information of the Company and its affiliates, more fully described below, gained by Executive during Executive's association with the Company or its affiliates, have been developed by the Company and/or its affiliates through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company.  Executive further acknowledges and agrees that the foregoing makes it necessary for the protection of the Business that Executive not compete with the Company or its affiliates during Executive's employment with the Company and not compete with the Company or its affiliates for a reasonable period thereafter, as further provided in the following Sections.

(c) Non-Competition; Non-Solicitation.  Subject to Section 2(d), the Executive agrees that:

(i) During the Restrictive Period, Executive will not, directly or indirectly in any Relevant Capacity, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of, or carry on, be engaged in, provide services to or have an economic interest in any Competing Business within the Restricted Territory in any capacity in which Executive would perform similar duties to those performed while employed by the Company and will not induce or assist any Relevant Person to do so or take any such action through or by means of any Relevant Person.

(ii) During the Restrictive Period:

(A) Executive will not, directly or indirectly in any Relevant Capacity, and will not induce or assist any Relevant Person, within the Restricted Territory, to:

(I) solicit or induce, directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (x) causing any funds or investment accounts with respect to which any Company Group Entity provides investment or other services to be withdrawn from such investment or other services, or (y) causing any existing or prospective investors in Company, its affiliated entities, or development partnerships related thereto to refrain from, withdraw, or cease their investments therein (or otherwise attempt to cause any of the foregoing to occur); or

(II) otherwise intentionally divert or take away (or seek to divert or take away) any funds or investment accounts with respect to which the Company Group Entities provide investment or other services; and

(B) Executive will not, directly or indirectly in any Relevant Capacity, and will not induce or assist, directly or indirectly, any Relevant Person to, solicit or induce any limited partner or other investor in any Company Group Entity for the purpose (which need not be the sole or primary purpose) of participating in any Competing Business with Executive or any Relevant Person, in each case within the Restricted Territory; and

(C) Executive will not, directly or indirectly in any Relevant Capacity, and will not induce or assist, directly or indirectly, any Relevant Person to, solicit, hire, recruit or partner with, or seek to solicit, hire, recruit or partner with (or directly or indirectly assist others, including, without limitation, headhunters, recruiters or other Persons involved in a "lift out," in soliciting, hiring, recruiting or partnering with), any Relevant Employee to join, work for or otherwise become associated with any Competing Business whether as principal, partner, director, employee, employer, consultant or agent or in any other capacity within the Restricted Territory; provided, however, that Section 2(c)(ii)(C) shall not prohibit the Executive (following the termination of the Executive's employment with, or arrangement to provide services to, the Company Group Entity) from hiring any Relevant Employee that responds to general advertisement (not specially targeted at the Relevant Employees) for employment or constitutes a Family Member.

(d) Certain Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

(i) "Business" means the business of any Company Group Entity that is engaged in (A) the Oil and Gas Business and (B) the development partnership financing vehicles or the sponsorship and management of Investment Vehicles that provide equity and/or debt financing related to the Oil and Gas Business.

(ii) "Company Group Entities" means the Company, ASEI, ASEP, and the Company's Controlled Affiliates, and their respective successors.

(iii) "Competing Business" means:

(A) any business similar to the business of any Company Group Entity engaged in the Oil and Gas Business, including the development partnership financing vehicles or the sponsorship or management of Investment Vehicles that provide equity and/or debt financing related to the Oil and Gas Business; or

(B) any other business that makes investments of the same or substantially similar type as made by any Company Group Entity at any time during its existence but prior to the date of the applicable Termination Event.

For the avoidance of doubt, a "business similar to the business of any Company Group Entity" does not include a business that has multiple business lines, including that of the Company's business, where the Executive works for a business line that does not compete with the Company's Business.

(iv) "Control" or "Controlled" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this definition, a general partner or managing member of a Person shall be deemed to Control such Person.

(v) "Controlled Affiliate" means, with respect to any Person, (A) any other Person that has voting rights or capital that are more than 50% owned or controlled by such first Person or (B) any other Person that such first Person directly, or indirectly through one or more intermediaries, Controls.

(vi) "Estate Planning Entity" means, in relation to the Executive, any trust or other entity created during the life of the Executive for estate planning purposes, all of the ownership interests of which are held beneficially by the Executive and Executive's Family Members.

(vii) "Family Member" means, in relation to the Executive, Executive's spouse, former spouse, lineal descendants (including adopted children), siblings, and parents.

(viii) "Investment Vehicle" means any fund or other investment vehicle or product, whether structured as a limited partnership, limited liability company, corporation, trust or other legal entity.

(ix) "Oil and Gas Business" means any business or activity that involves the exploration for and production of, in each case, crude oil or natural gas (including its constituents), which includes (A) acquiring, owning, operating, exploring and being a party to, as applicable, (I) oil and gas leasehold interests or mineral interests and (II) contracts, easements, servitudes, permits, licenses and other rights relating to the foregoing; (B) exploring for, drilling for, developing, or producing, oil, gas and other hydrocarbons; (C) farming-out, selling, abandoning and otherwise disposing of oil and gas assets or properties; (D) any and all debt and equity financing activities (including any related off-balance sheet arrangements) associated with the foregoing oil and gas and related business activities; and (E) effectuating commodity hedging transactions in order to minimize the risk associated with the fluctuation of prices to be received from the sale of oil, gas and related hydrocarbons and minerals.

(x) "Person" means a person, firm, corporation or other business organization.

(xi) "Prospective Client" means, at any time of determination, any Person known by the Executive to be a Person in whom a Company Group Entity has invested significant time, money or other resources in marketing the services of a Company Group Entity in the one (1) year period prior to the occurrence of the Termination Event.

(xii) "Relevant Capacity" means, in the case of the Executive, for Executive's own account or that of any other Person, whether as principal, partner, director, employee, employer, consultant or agent, or in any other manner or capacity.

(xiii) "Relevant Employee" means any Person who, at the time of the solicitation, is or was, in the six (6) month period prior to such solicitation, an employee of, or a member engaged to provide services to, the Company or the other Company Group Entities.

(xiv) "Relevant Person" means, in relation to the Executive:

(A) any Controlled Affiliate of the Executive; or

(B) any Estate Planning Entity in respect of the Executive.

(xv) "Restricted Territory" means within a fifty (50) mile radius of each of the Company's principal offices in The Woodlands, Texas and Nashville, Tennessee, United States.

(xvi) "Restrictive Period" means a period commencing upon the Effective Date and ending on the date that is six (6) months following the Termination Event; provided, that if the Termination Event is due to a termination of the Executive's employment by the Executive for Good Reason as defined in Section 10(b)(iii) of the Employment Agreement, the Executive shall have no obligations under Section 2(c) of this Agreement after the Termination Event.

(xvii) "Termination Event" means the termination of Executive's employment with the Company or, if Executive's employment is transferred, any of the Company Group Entities, as applicable.

(e) Certain Exceptions.

(i) The restrictions in Section 2(c)(i) shall not operate to prohibit the Executive from:

(A) holding, or being interested in, solely for passive investment purposes, up to 5% of the issued and outstanding shares of any company traded on any recognized securities exchange;

(B) providing, directly or indirectly, services (for no more than nominal consideration) to philanthropic organizations having a bona fide charitable purpose (provided, that such services do not, individually or in the aggregate, interfere with Executive's obligations pursuant to Sections 2 and 3 of the Employment Agreement;

(C) providing or performing any investment management services for the Executive's own account or the account of any Family Member or any Estate Planning Entity without a fee or other remuneration;

(D) providing or performing services with respect to (I) the affiliates of Company, including but not limited to ASEI, ASEP, the Company's direct and indirect subsidiaries, Ironroc Energy Partners, LLC, or any development partnership entities associated with any of the foregoing, or (II) Alpine Energy Capital, LLC or any Subsidiary Recipient defined in the Management Services Agreement (the "MSA") by and between the Company and Alpine Energy Capital, LLC dated June 21, 2021, or any other entity with which Company or its affiliates have a management services or similar agreement for the provision of services;

(E) following the termination of the Executive's employment with the Company any of the Company Group Entities, as applicable, being employed by, or providing or performing services to, a Person that is engaged in a Competing Business so long as and only to the extent that the Executive is so employed by or providing or performing services to a division of or within such Person that is not so engaged in or directly supporting such Competing Business;

(F) owning any direct fee mineral, royalty, non-operating working interests or other similar interests in oil and gas properties and (I) are owned by Executive as of the Effective Date and described on Schedule A attached hereto or (II) are acquired by Executive after the Effective Date with the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed) and not so acquired in such capacity to circumvent the restrictions of Section 2(c)(i); or

(G) owning any warrants, equity interests or similar interests in, or participating in the raising of capital for, the Company or its direct or indirect subsidiaries, other affiliates of Company, or any development partnership entities related to any of them.

(ii) The restrictions in Section 2(c) shall not operate to prohibit the Executive from fulfilling any express obligation under this Agreement, the Employment Agreement, applicable bylaws, the organizational documents of any affiliates of Company, or any management services agreement to which Company or its affiliates are a party.

(f) Confidentiality. The Executive agrees not to divulge to anyone (other than the Company or its affiliates or any Persons employed or designated by them) any knowledge or information of any type whatsoever of a confidential or proprietary nature relating to the Business or any Company Group Entity,  including, without limitation, any trade secrets, non-public financial information, information regarding business strategies, methods and procedures, pending or contemplated transactions, or employees of any Company Group Entity, or disclose, publish or make use for the benefit of the Executive or others of any such knowledge or information of a confidential or proprietary nature, in each case except (i) as required by the Executive's membership or partnership in, employment, service or engagement with, or other arrangement to provide services to, the Company Group Entities, (ii) information that is obtained through a lawful disclosure from an unrelated third party or that is in or has entered the public domain other than by a breach of this Section 2(f) or other unauthorized disclosure, (iii) as required in a legal proceeding or by a governmental or regulatory authority, provided, that unless prohibited by law, the Executive notifies the Company in advance of disclosure in order to allow the Company time to obtain an appropriate protective order and the Company has not obtained such an order, or (iv) as authorized in advance by the Company in writing. The Executive further agrees to maintain the confidentiality of any information of a confidential or proprietary nature belonging to a third party to which the Executive has access as a result and in the course of the Executive's employment with the Company or any member of the Company Group Entities. Notwithstanding the foregoing, nothing in this Agreement limits, restricts, or in any other way affects Executive's right to communicate with a governmental agency or entity concerning matters relevant to the governmental agency or entity, without notice to the Company or engage in any activities protected under whistleblower statutes. Further, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (2) in a complaint or other document filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation, Executive may disclose the Company's trade secrets to Executive's attorney and use the trade secret information in the court proceeding if Executive: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.  Notwithstanding this immunity from liability, unlawfully accessing trade secrets by unauthorized means may result in liability.

(g) Equitable Relief. The parties recognize that damages alone may not be an adequate remedy for any breach of the provisions of this Agreement. The Executive agrees that in the event of the breach by the Executive of any of the covenants contained in this Section 2 or any part thereof, the Company may suffer irreparable harm, and Company shall be entitled, if it so elects, to institute and prosecute proceedings in any manner consistent with Section 15 herein, to seek to obtain damages for any breach of this Section 2, to seek to enforce the specific performance thereof by the Executive, to seek to enjoin the Executive from performing services for any Person in violation of this Agreement and to seek to obtain remedies of injunction and other equitable relief for any threatened or actual breach of this Agreement, in each case without the posting of any bond. The parties acknowledge and agree that no proof of special damages will be necessary for enforcement of such remedies and that no objection will be made to the application by any party for any such remedies. The provisions of this Section 2 shall survive any termination of this Agreement.

(h) Acknowledgements. The Executive irrevocably and unconditionally acknowledges and agrees that: (i) the Business is intensely competitive, (ii) the Executive has extensive knowledge of the Company Group Entities, the Business and the Company Group Entities' client relationships, (iii) the Executive has had, and will continue to have, a key role in developing and maintaining the Company Group Entities' client relationships, including, without limitation, as a direct or indirect equity owner of the Company, for the sole benefit of the Company Group Entities, (iv) the Executive has had, and will continue to have, access to and knowledge of confidential information of the Company Group Entities and their clients, (v) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company Group Entities, or the use of such confidential information other than on behalf and for the sole benefit of the Company Group Entities, in violation of this Agreement would place the Company Group Entities at a competitive disadvantage and cause them harm, (vi) the Company Group Entities have developed, and will continue to develop, goodwill with their clients at the Company Group Entities' substantial expense, including, without limitation, through the Executive's efforts on behalf of the Company Group Entities, (vii) the Executive's engaging in any of the activities prohibited by this Section 2 may constitute improper appropriation or use of the Company Group Entities' confidential information or goodwill, (viii) the Executive's association with the Company Group Entities has been, and is expected to continue to be, critical to the success of the Company Group Entities, (ix) because of the nature of the products and services provided by the Company Group Entities, the Business would be adversely affected by the Executive's engaging in a Competing Business within the Restricted Territory during the Restrictive Period, (x) the restrictions provided for in this Section 2 are no greater than is reasonable and necessary for the protection of the interests of the Company, and (xi) in light of the foregoing and of the Executive's education, skills, abilities and financial resources, the Executive will not assert, and it should not be considered, that enforcement of any of the covenants set forth in this Section 2 would prevent the Executive from earning a living or that such covenants are otherwise void, voidable or unenforceable or should  be voided or held unenforceable.

(i) Enforcement.  It is the desire and intent of the parties that the provisions of Section 2(c) be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Each of the provisions in Section 2(c) shall be construed as separate and independent and, if one or more of the provisions are held to be or become illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, the legality, validity and enforceability in that jurisdiction of the remaining provisions, and the legality, validity and enforceability under the law of any other jurisdiction of that or any other provision of this Agreement, shall not be affected. If any restriction or covenant set forth in Section 2(c), or any element thereof, is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted, as to that jurisdiction only, to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any particular provision or portion of Section 2 shall be adjudicated to be illegal, invalid or unenforceable, Section 2 shall be deemed amended to delete therefrom such provision or portion adjudicated to be illegal, invalid or unenforceable, such amendment to apply only with respect to the operation of Section 2 in the particular jurisdiction in which such adjudication is made.

(j) Replacement Restrictions. If any restriction or covenant in Section 2(c) is found to be void or unenforceable, the parties shall negotiate in good faith to replace such restriction or covenant with a valid provision which, to the greatest extent possible, has the same commercial effect as the one which it replaces.

3. MUTUAL NON-DISPARAGEMENT. At all times on and following the Effective Date, the Executive shall refrain from making any disparaging statements about the Company Group Entities or any of its present or (to the extent such Persons serve in such capacity during the Executive's employment with the Company Group Entities) future officers, directors, and, in their capacity as such, employees to any third Persons, including, without limitation, to any press or other media. The Company shall instruct the senior executive officers of the Company Group Entities not to make, or cause to be made by any of the Company Group Entities, any disparaging statements about the Executive to any third Persons, including, without limitation, to any press or other media. The foregoing provisions of this Section 3 shall not be violated by truthful statements made (a) to the extent required by law or legal process, by any governmental authority with apparent jurisdiction or applicable securities considerations, (b) in connection with any good faith litigation or similar proceeding between the Executive and the Company or any of such officers or directors or otherwise in connection with any good faith litigation or similar proceeding or other efforts by the Executive to enforce Executive's rights or defend Executive's actions under this Agreement, the  Employment Agreement, the Bylaws or any other agreement with the Company or any of such officers or directors or (c) in connection with any analyses made or opinions expressed in the ordinary course of Executive's duties to the  Company Group Entities during Executive's employment with Company.

4. RETURN OF PROPERTY. The Executive agrees, immediately upon the earlier of (a) termination of the Executive's employment with, or arrangement to provide services to, any Company Group Entity for any reason and (b) request by any Company Group Entity to turn over to such Company Group Entity all property, documents and equipment of the Company Group Entity of any kind in the Executive's possession, including, without limitation, all Company Group Entity computer equipment, computer disks and other storage devices, identification cards, credit cards, cellular telephones, smartphones, magnetic key cards and similar items, as well as all business correspondence, letters, papers, reports, writings, programs or material of a related nature, customer lists, trade secrets, confidential information and all confidential writings, records and data of every nature, form (electronic or otherwise) and description in the possession or control of the Executive and, in each case, solely to the extent relating to or pertaining to the Business.

5. INTELLECTUAL PROPERTY. The Executive agrees that all work product, including, without limitation, any inventions, information, trade secrets,  materials, content, analyses, processes, methodologies, documentation, reports, drawings, data and databases and business plans, and any and all intellectual property rights embodied therein, that are conceived or developed by the Executive, whether solely or jointly with another person(s), during the period the Executive is employed by any Company Group Entity that relates, directly or indirectly, to the Business, including, without limitation, any process, operation, product or improvement that may be registrable, patentable or copyrightable (including, without limitation, any such work product created on behalf of such Company Group Entity, or any predecessor of such Company Group Entity, prior to or after the date hereof) will be the sole and exclusive property of such Company Group Entity, and the Executive hereby irrevocably assigns to such Company Group Entity all of the Executive's right, title and interest in and to any and all such work product and intellectual property rights embodied therein. The Executive further agrees that the Executive will, at such Company Group Entity's request and cost, do whatever is reasonably necessary, including, without limitation, to execute any documents, to fully vest such Company Group Entity's ownership rights thereto and to obtain any registration, patent, copyright or otherwise therefor.  If a Company Group Entity is unable to secure the Executive's signature on any such document, for any reason or cause, the Executive hereby irrevocably designates and appoints such Company Group Entity and each of its duly authorized officers and agents as the Executive's agent and attorney-in-fact, to act for and in the Executive's behalf to execute and file any such document and to do all other lawfully permitted acts to further the intent of the foregoing sentence, including, without limitation, the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by the Executive. For the avoidance of doubt, no Executive shall challenge, or assist others in challenging, any Company Group Entity's use or registration of any of the work product that is subject to this provision or any modification or improvement thereof that such Company Group Entity owns, uses or possesses or holds for use, or provides, in connection with the Business.

6. ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement is a personal contract of the Executive and the rights, obligations and interests of the Executive herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of the Company hereunder shall be binding upon and run in favor of any successors and assigns of the Company. Nothing set forth herein contains or gives, or shall be construed to contain or to give, any Person other than the Company and the Executive any remedies under or by reason of, or any rights to enforce or cause the Company or the Executive, as applicable, to enforce, the commitments set forth herein.

7. CAPTIONS. Section headings are for convenience of reference only and shall not be considered a part of this Agreement.

8. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof (except to the extent that the Employment Agreement pertains thereto), and supersedes and terminates all prior agreements and arrangements (whether written or oral) between the parties relating thereto; provided, that this clause shall not supersede or terminate any provision of the Employment Agreement. In the event of any conflict between a provision of an existing agreement between the Company and the Executive and this Agreement, the provisions of this Agreement shall govern; provided, however, that this Agreement shall not limit any covenants, agreements, duties or obligations of the Executive under the Employment Agreement.

9. AMENDMENT; WAIVER. No amendment or other modification of this Agreement nor any waiver of any term of this Agreement shall be valid unless it is in writing and signed by (a) the Executive and (b) the Company. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (x) subject to Section 6, no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. The rights, powers, privileges and remedies available to the parties to this Agreement are cumulative and not exclusive or alternative of any rights, powers, privileges or remedies provided by law or otherwise.

10. COUNSEL. Executive hereby acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel or other advisor of Executive's choice regarding his rights and obligations under this Agreement, that Executive is entering into this Agreement knowingly, voluntarily, and of Executive's own free will, that the Executive is relying on Executive's own judgment in doing so, and that Executive fully understands the terms and conditions contained herein.

11. BENEFITS OF AGREEMENT. The Executive and the Company each acknowledge that this Agreement has been entered into in connection with the Employment Agreement and for the benefit of the Company.

12. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by electronic mail, telecopy or by registered or certified mail, postage prepaid, as follows:

If to the Company:

 HB2 Origination, LLC

 3322 West End Ave., Suite 450

 Nashville, TN 37203

 Attn:  Legal Department

 Email:  legal@ae-cap.com

If to the Executive:

 ________________________

 _________________________

 _________________________

 Email:  ___________________

or to such other address or number as shall be furnished in writing by any such party to the others, and such notice or communication shall be deemed to have been given as of the date received.

13. CONSTRUCTION AND SEVERABILITY. Without limitation of Sections 2(h) and 2(i), if any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms or conditions stipulated herein.

14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAW PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION). NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 14 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

15. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) Each of the parties hereby consents to personal jurisdiction, the service of process and venue in the federal and state courts sitting in the State of Texas and hereby irrevocably agrees that any such judicial proceedings may be heard and determined in any such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such proceedings by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 12 hereof, or by any other method permitted by law. The parties agree that a final judgment in any such proceedings shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law, and nothing contained herein shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions.

(b) Each of the parties hereby voluntarily and irrevocably waives trial by jury in any action or proceeding brought in connection with this Agreement or any of the transactions contemplated hereby. No party has agreed with or represented to any other party that the provisions of this Section 15(b) will not be fully enforced in all instances.

16. COUNTERPARTS. This Agreement may be executed by facsimile or .pdf format scanned signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together, be deemed an original, and shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HB2 ORIGINATION, LLC

By:  ________________

Printed Name: ________________

Title: _______________________

EXECUTIVE:

___________________________________

SCHEDULE A

Oil and Gas Interests

[None.]